EXHIBIT 99.1

Steel Partners Holdings Reports First Quarter Financial Results

First Quarter 2021 Highlights

•Revenue totaled $314.5 million
•Net income from continuing operations was $53.3 million
•Net income attributable to common unitholders was $53.0 million, or $1.60 per diluted common unit
•Adjusted EBITDA* increased to $49.8 million from prior year; Adjusted EBITDA margin* was 15.8%
•Net cash provided by operating activities of continuing operations was $7.2 million
•Adjusted free cash flow* totaled $5.5 million
•Total debt at quarter-end was $294.6 million; net debt,* which includes, among other items, pension and preferred unit liabilities, and marketable securities and long term investment assets totaled $295.0 million

NEW YORK, N.Y., May 14, 2021 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the first quarter ended March 31, 2021.

Q1 2021	Q1 2020	($ in thousands)
$314,493	$347,210	Revenue
53,342	(36,479)	Net income (loss) from continuing operations
52,951	(60,878)	Net income (loss) attributable to common unitholders
49,776	37,717	Adjusted EBITDA*
15.8%	10.9%	Adjusted EBITDA margin*
4,901	6,994	Purchases of property, plant and equipment
5,473	2,795	Adjusted free cash flow*
*    See reconciliations to the nearest GAAP measure included in the financial tables. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of these non-GAAP measures.

"As we head into 2021, we continue to see increased EBITDA and cash flow from our efforts to reduce costs and increase operational performance despite lower sales volume," said Executive Chairman Warren Lichtenstein. "Our team is focused on working safely to deliver quality products on time to our customers as we continue to increase unitholder value."

Results of Operations

Comparison of the Three Months Ended March 31, 2021 and 2020 (unaudited)

(Dollar amounts in table and commentary in thousands, unless otherwise indicated)	Three Months Ended March 31,
	2021	2020
Revenue	$314,493	$347,210
Cost of goods sold	208,685	220,848
Selling, general and administrative expenses	68,800	75,928
Asset impairment charges	—	617
Interest expense	5,466	8,627
Realized and unrealized losses on securities, net	23,249	18,002
All other (income) expense, net	(33,522)	28,604
Total costs and expenses	272,678	352,626
Income (loss) from continuing operations before income taxes and equity method investments	41,815	(5,416)
Income tax provision (benefit)	14,594	(3,444)
(Income) loss of associated companies, net of taxes	(26,121)	34,507
Net income (loss) from continuing operations	$53,342	$(36,479)

Revenue

Revenue for the three months ended March 31, 2021 decreased $32,717, or 9.4%, as compared to the same period last year, due to lower sales volume across all the reportable segments. Diversified Industrial net sales decreased $13,121 primarily due to lower sales volume from the Electrical Products business and to a lesser extent the Performance Materials business, partially offset by the Joining Materials business. Energy net revenue decreased by $6,516 primarily due to the lower demand from the energy sector. Financial Services revenue decreased by $13,080 primarily due to decreases in interest income and fees due to lower origination volume, as compared to the same period of 2020.

Cost of Goods Sold

Cost of goods sold for the three months ended March 31, 2021 decreased $12,163, or 5.5%, as compared to the same period last year, due to decreases in the Diversified Industrial and Energy segments. The decreases in the Diversified Industrial and Energy segments in the three months ended March 31, 2021 were primarily due to the lower sales volume discussed above, and the Company's cost reduction efforts initiated in the prior year.

Selling, General and Administrative Expenses

Selling, general and administrative expenses ("SG&A") for the three months ended March 31, 2021 decreased $7,128, or 9.4%, as compared to the same period last year. The decrease was primarily due to lower sales volume and cost reduction initiatives from all the segments.

Asset Impairment Charges

No asset impairment charge was recorded for the three months ended March 31, 2021. During the first quarter of 2020, as a result of COVID-19 related declines in our youth sports business within the Energy segment, intangible assets of $617, primarily customer relationships, were fully impaired.

Interest Expense

Interest expense for the three months ended March 31, 2021 decreased $3,161, or 36.6%, as compared to the same period last year. The decrease for the three months ended March 31, 2021 was primarily due to lower interest rates and lower debt levels, as compared to the same period of 2020.

Realized and Unrealized Losses on Securities, Net

The Company recorded losses of $23,249 for the three months ended March 31, 2021, as compared to losses of $18,002 in the same period of 2020. These losses were primarily due to unrealized losses related to the mark-to-market adjustments on the Company's portfolio of securities in both periods, as well as a realized loss on the sale of securities in the 2020 period.

All Other (Income) Expense, Net

All other income, net totaled $33,522 for the three months ended March 31, 2021, as compared to All other expenses, net that totaled $28,604 in the same period of 2020. All other income, net for the three months ended March 31, 2021 is primarily due to: (1) $19,740 one-time dividend from Aerojet, (2) a pre-tax gain of $8,096 on the sale of OMG’s Edge business and (3) a pre-tax gain of $6,646 on the sale of an idle facility in the Joining Materials business. All other expenses, net for the three months ended March 31, 2020 was primarily due to provisions for loan losses.

Income Tax Provision (Benefit)

The Company recorded an income tax provision of $14,594 and a benefit of $3,444 for the three months ended March 31, 2021 and 2020, respectively. As a limited partnership, we are generally not responsible for federal and state income taxes, and our profits and losses are passed directly to our limited partners for inclusion in their respective income tax returns. Provisions have been made for federal, state, local or foreign income taxes on the results of operations generated by our consolidated subsidiaries that are taxable entities. Significant differences between the statutory rate and the effective tax rate include partnership losses for which no tax benefit is recognized, state taxes, changes in deferred tax valuation allowances and other permanent differences.

(Income) Loss of Associated Companies, Net of Taxes

The Company recorded income from associated companies, net of taxes, of $26,121 for the three months ended March 31, 2021, as compared to a loss, net of tax of $34,507 in the same period of 2020.

Purchases of Property, Plant and Equipment (Capital Expenditures)

Capital expenditures for the first three months of 2021 totaled $4,901, or 1.6% of revenue, as compared to $6,994, or 2.0% of revenue, in the first three months of 2020.

Additional Non-GAAP Financial Measures

For the three months ended March 31, 2021, Adjusted EBITDA and Adjusted EBITDA margin were $49,776 and 15.8%, respectively, as compared to $37,717 and 10.9% for the same period in 2020. Adjusted EBITDA increased by $12,059 primarily due to an increase in Financial Services partially offset by a decrease in Diversified Industrial. For the three months ended March 31, 2021, adjusted free cash flow was $5,473 versus $2,795 for the same period in 2020.

Liquidity and Capital Resources

As of March 31, 2021, the Company had $355.7 million in available liquidity under its senior credit agreement, as well as $18.7 million in cash and cash equivalents, excluding WebBank cash, and approximately $273.9 million in marketable securities and long-term investments.

As of March 31, 2021, total debt was $294.6 million, a decrease of approximately $39.5 million, as compared to December 31, 2020. As of March 31, 2021, net debt totaled $295.0 million, a decrease of approximately $59.9 million, as compared to December 31, 2020. Total leverage (as defined in the Company's senior credit agreement) was 2.2x as of March 31, 2021 as compared to 2.4x as of December 31, 2020.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in various companies, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

(Financial Tables Follow)

Consolidated Balance Sheets (unaudited)

(in thousands, except common units)	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$200,238	$135,788
Marketable securities	126	106
Trade and other receivables - net of allowance for doubtful accounts of $3,345 and $3,368, respectively	186,071	164,106
Receivables from related parties	2,883	2,073
Loans receivable, including loans held for sale of $91,316 and $88,171, respectively, net	340,136	306,091
Inventories, net	151,573	137,086
Prepaid expenses and other current assets	56,165	58,053
Total current assets	937,192	803,303
Long-term loans receivable, net	2,549,961	2,183,017
Goodwill	148,030	150,852
Other intangible assets, net	133,416	138,581
Deferred tax assets	52,211	66,553
Other non-current assets	40,829	42,068
Property, plant and equipment, net	221,768	228,992
Operating lease right-of-use assets	28,677	29,715
Long-term investments	273,776	291,297
Total Assets	$4,385,860	$3,934,378
LIABILITIES AND CAPITAL
Current liabilities:
Accounts payable	$136,442	$100,759
Accrued liabilities	57,661	69,967
Deposits	347,518	285,393
Payables to related parties	4,083	4,080
Short-term debt	853	397
Current portion of long-term debt	10,323	10,361
Other current liabilities	45,468	46,044
Total current liabilities	602,348	517,001
Long-term deposits	85,665	70,266
Long-term debt	283,446	323,392
Other borrowings	2,467,657	2,090,223
Preferred unit liability	147,553	146,892
Accrued pension liabilities	145,458	183,462
Deferred tax liabilities	2,148	2,169
Long-term operating lease liabilities	20,755	21,845
Other non-current liabilities	38,120	39,906
Total Liabilities	3,793,150	3,395,156
Commitments and Contingencies
Capital:
Partners' capital common units: 22,949,392 and 22,920,804 issued and outstanding (after deducting 14,916,635 and 14,916,635 units held in treasury, at cost of $219,245 and $219,245), respectively	760,623	707,309
Accumulated other comprehensive loss	(172,866)	(172,649)
Total Partners' Capital	587,757	534,660
Noncontrolling interests in consolidated entities	4,953	4,562
Total Capital	592,710	539,222
Total Liabilities and Capital	$4,385,860	$3,934,378

Consolidated Statements of Operations (unaudited)

(in thousands, except common units and per common unit data)	Three Months Ended March 31,
	2021	2020
Revenue:
Diversified Industrial net sales	$248,489	$261,610
Energy net revenue	32,086	38,602
Financial Services revenue	33,918	46,998
Total revenue	314,493	347,210
Costs and expenses:
Cost of goods sold	208,685	220,848
Selling, general and administrative expenses	68,800	75,928
Asset impairment charges	—	617
Finance interest expense	2,232	3,434
(Benefit from) provision for loan losses	(715)	26,137
Interest expense	5,466	8,627
Realized and unrealized losses on securities, net	23,249	18,002
Other income, net	(35,039)	(967)
Total costs and expenses	272,678	352,626
Income (loss) from continuing operations before income taxes and equity method investments	41,815	(5,416)
Income tax provision (benefit)	14,594	(3,444)
(Income) loss of associated companies, net of taxes	(26,121)	34,507
Net income (loss) from continuing operations	53,342	(36,479)
Discontinued operations
Loss from discontinued operations, net of taxes	—	(2,301)
Net loss on deconsolidation of discontinued operations	—	(21,968)
Net loss from discontinued operations, net of taxes	—	(24,269)
Net income (loss)	53,342	(60,748)
Net income attributable to noncontrolling interests in consolidated entities (continuing operations)	(391)	(130)
Net income (loss) attributable to common unitholders	$52,951	$(60,878)
Net income (loss) per common unit - basic
Net income from continuing operations	$2.34	$(1.46)
Net loss from discontinued operations	—	(0.97)
Net income (loss) attributable to common unitholders	$2.34	$(2.43)
Net income (loss) per common unit - diluted
Net income from continuing operations	$1.60	$(1.46)
Net loss from discontinued operations	—	(0.97)
Net income (loss) attributable to common unitholders	$1.60	$(2.43)
Weighted-average number of common units outstanding - basic	22,619,764	25,020,854
Weighted-average number of common units outstanding - diluted	34,930,146	25,020,854

Supplemental Balance Sheet Data (March 31, 2021 unaudited)

(in thousands, except common and preferred units)	March 31,	December 31,
	2021	2020
Cash and cash equivalents	$200,238	$135,788
WebBank cash and cash equivalents	181,510	117,553
Cash and cash equivalents, excluding WebBank	$18,728	$18,235
Common units outstanding	22,949,392	22,920,804
Preferred units outstanding	6,422,128	6,422,128

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended March 31,
	2021	2020
Net income (loss) from continuing operations	$53,342	$(36,479)
Income tax provision (benefit)	14,594	(3,444)
Income from continuing operations before income taxes	67,936	(39,923)
Add (Deduct):
(Income) loss of associated companies, net of taxes	(26,121)	34,507
Realized and unrealized losses on securities, net	23,249	18,002
Interest expense	5,466	8,627
Depreciation	10,361	10,953
Amortization	4,768	5,282
Non-cash asset impairment charges	—	617
Non-cash pension expense	(1,500)	552
Non-cash equity-based compensation	363	206
Other items, net	(34,746)	(1,106)
Adjusted EBITDA	$49,776	$37,717

Total revenue	$314,493	$347,210
Adjusted EBITDA margin	15.8%	10.9%

Net Debt Reconciliation:

(in thousands)	March 31,	December 31,
	2021	2020
Total debt	$294,622	$334,150
Accrued pension liabilities	145,458	183,462
Preferred unit liability	147,553	146,892
Cash and cash equivalents, excluding WebBank	(18,728)	(18,235)
Marketable securities	(126)	(106)
Long-term investments	(273,776)	(291,297)
Net debt	$295,003	$354,866

Adjusted Free Cash Flow Reconciliation:

(in thousands)	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities of continuing operations	$7,229	$166,046
Purchases of property, plant and equipment	(4,901)	(6,994)
Net increase (decrease) in loans held for sale	3,145	(156,257)
Adjusted free cash flow	$5,473	$2,795

Segment Results (unaudited)

(in thousands)	Three Months Ended March 31,
	2021	2020
Revenue:
Diversified Industrial	$248,489	$261,610
Energy	32,086	38,602
Financial Services	33,918	46,998
Total revenue	$314,493	$347,210

Income (loss) from continuing operations before interest expense and income taxes:
Diversified Industrial	$27,704	$15,151
Energy	2,817	202
Financial Services	20,449	4,006
Corporate and other	22,432	(50,655)
Income (loss) from continuing operations before interest expense and income taxes	73,402	(31,296)
Interest expense	5,466	8,627
Income tax provision	14,594	(3,444)
Net income (loss) from continuing operations	$53,342	$(36,479)

(Income) loss of associated companies, net of taxes:
Corporate and other	$(26,121)	$34,507
Total	$(26,121)	$34,507

Segment depreciation and amortization:
Diversified Industrial	$11,972	$12,267
Energy	2,994	3,756
Financial Services	124	171
Corporate and other	39	41
Total depreciation and amortization	$15,129	$16,235

Segment Adjusted EBITDA:
Diversified Industrial	$24,810	$28,049
Energy	5,248	4,523
Financial Services	20,340	4,174
Corporate and other	(622)	971
Total Adjusted EBITDA	$49,776	$37,717

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA," "Net Debt" and "Adjusted Free Cash Flow." The Company is presenting these non-GAAP financial measurements because it believes that these measures provide useful information to investors about the Company's business and its financial condition. The Company defines Adjusted EBITDA as net income or loss from continuing operations before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments, and excludes certain non-recurring and non-cash items. The Company defines Net Debt as the sum of total debt, accrued pension liabilities and preferred unit liability, less the sum of cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments. The Company defines Adjusted Free Cash Flow as net cash provided by or used in operating activities of continuing operations less the sum of purchases of property, plant and equipment, and net increases or decreases in loans held for sale. The Company believes these measures are useful to investors because they are measures used by the Company's Board of Directors and management to evaluate its ongoing business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as internal profitability measures, as components in assessing liquidity and evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as elements in determining executive compensation.

However, the measures are not measures of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from these measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measurements should not be considered substitutes for net income or loss, total debt, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;
•Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;
•Adjusted EBITDA does not reflect the Company's interest expense;
•Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;
•Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;
•Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation;
•Adjusted EBITDA does not include amounts related to noncontrolling interests in consolidated entities;
•Adjusted EBITDA does not include certain other non-recurring and non-cash items; and
•Adjusted EBITDA does not include the Company's discontinued operations.

In addition, Net Debt assumes the Company's cash and cash equivalents (excluding those used in WebBank's banking operations), marketable securities and long-term investments are immediately convertible in cash and can be used to reduce outstanding debt without restriction at their recorded fair value, while Adjusted Free Cash Flow excludes net increases or decreases in loans held for sale, which can vary significantly from period-to-period since these loans are typically sold after origination and thus represent a significant component in WebBank's operating cash flow requirements.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and using these measures only as supplemental information. The Company believes that consideration of Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, together with a careful review of its U.S. GAAP financial measures, is a well-informed method of analyzing SPLP. Because Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow are not measurements determined in accordance with U.S. GAAP and are susceptible to varying calculations, Adjusted EBITDA, Net Debt and Adjusted Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP identifies these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," "will" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2021 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, the impact of COVID-19 on business activity generally and on the Company's financial condition and operations, including whether facilities considered to be essential retain that designation, the continued decline of crude oil prices, customers' acceptance of our new and existing products, our ability to deploy our capital in a manner that maximizes unitholder value, the ability to consolidate and manage the Company's newly acquired businesses, the potential fluctuation in the Company's operating results, the Company's ongoing cash flow requirements for defined benefit pension plans, the cost of compliance with extensive federal and state regulatory requirements and any potential liability thereunder, the Company's need for additional financing and the terms and conditions of any financing that is consummated, the ability to identify suitable acquisition candidates or investment opportunities for our core businesses, the impact of losses in the Company's investment portfolio, the effect of fluctuations in interest rates and the phase-out of LIBOR, our ability to protect the Company's intellectual property rights, the Company's ability to manage risks inherent to conducting business internationally, the outcome of litigation or other legal proceedings in which we are involved from time to time, a significant disruption in, or breach in security of, our technology systems, labor disputes and the ability to recruit and retain experienced personnel, general economic conditions, fluctuations in demand for our products and services, the inability to realize the benefits of net operating losses of our affiliates and subsidiaries, the possible volatility of our common or preferred unit trading prices and other risks detailed from time to time in filings we make with the SEC. These statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarterly period ended March 31, 2021, for information regarding risk factors that could affect the Company's results. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

Investor Relations Contact

Jennifer Golembeske
212-520-2300
jgolembeske@steelpartners.com